As filed with the Securities and Exchange Commission on December 17, 1996
                                                  Registration No. 333-

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                         PROVIDENT AMERICAN CORPORATION
                         ------------------------------
             (Exact name of registrant as specified in its charter)

          Pennsylvania                                  23-2214195
--------------------------------            ----------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                                2500 DeKalb Pike
                         Norristown, Pennsylvania 19404
                                 (610) 279-2500
                --------------------------------------------------
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                              --------------------

        Alvin H. Clemens, Chairman, President and Chief Executive Officer
                         Provident American Corporation
                                2500 DeKalb Pike
                         Norristown, Pennsylvania 19404
                                 (610) 279-2500
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                                    Copy to:
                          Frederick W. Dreher, Esquire
                            Duane, Morris & Heckscher
                             4200 One Liberty Place
                           Philadelphia, PA 19103-7396

                              --------------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                              --------------------

                                          CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                        Proposed                 Proposed
  Title of securities         Amount to be          maximum offering         maximum aggregate           Amount of
   to be registered            registered            price per share          offering price         registration fee
----------------------------------------------------------------------------------------------------------------------

Common Stock,                121,267 shares            $13.875(1)            $1,682,579.60(1)               $510
$.10 par value
=====================================================================================================================

(1) Pursuant to paragraph (c) of Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed on the basis of $13.875 per share, the average of the high and low sales prices of the Common Stock of the Company on the Nasdaq National Market System on December 16, 1996.

                              --------------------

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                                 121,267 Shares

                         PROVIDENT AMERICAN CORPORATION
                                  Common Stock
                                ($.10 par value)

                             ---------------------


         This Prospectus relates to 121,267 shares of Common Stock (the "Shares"), $.10 par value, of Provident American Corporation (the "Company") that were acquired by a certain stockholder of the Company (the "Selling Stockholder") in a private transaction. See "Selling Stockholder." The Shares represent approximately 1.2% of the outstanding shares of Common Stock of the Company. Some or all of the Shares to which this Prospectus relates may be sold from time to time by the Selling Stockholder, or by pledgees, donees, transferees or other successors in interest to the Selling Stockholder, at public or private sale at prevailing market prices, prices related to prevailing market prices, negotiated prices or fixed prices (and, in the case of sales through brokers, upon payment of normal brokerage commissions). The Company will not receive any of the proceeds from the sale of the Shares offered hereunder by the Selling Stockholder.

         The Common Stock of the Company is quoted on the Nasdaq National Market System under the symbol "PAMC." The last reported sale price of the Common Stock on the Nasdaq National Market System on December 16, 1996 was $13.625 per share.

                             ---------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

         This Prospectus does not constitute an offer to sell securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

         No person has been authorized by the Company to give any information or to make any representations, other than as contained in this Prospectus, and, if given or made, such information or representations must not be relied upon.

         Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

         Unless the context otherwise requires, the term "Company" refers to Provident American Corporation and its subsidiaries.

                             ---------------------

               The date of this Prospectus is December 17, 1996.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Information, as of particular dates, concerning directors and officers, their remuneration, options granted to them, the principal holders of securities of the Company and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to stockholders of the Company and filed with the Commission. Such reports, proxy statements and other information and the Registration Statement of which this Prospectus is a part can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60601. Copies of such materials can be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site that contains reports, proxy information statements and other information regarding registrants at the following address: (http://www.sec.gov). The Company's Common Stock is quoted on the Nasdaq National Market System. Reports, proxy statements and other information concerning the Company can be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

         The Company has filed with the Commission in Washington, D.C. a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the securities covered by this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed or incorporated as a part thereof. Statements contained herein concerning the provisions of documents filed with, or incorporated by reference in, the Registration Statement as exhibits are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable documents filed with the Commission.

                             ---------------------

         The Company will provide without charge to each person to whom a Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein. Such requests should be addressed to: Anthony R. Verdi, Chief Financial Officer, Provident American Corporation, 2500 DeKalb Pike, Norristown, Pennsylvania, 19404 (telephone 610-279-2500).

                                   THE COMPANY

         The Company is a Pennsylvania corporation which was organized in 1982 and is regulated as an insurance holding company by the states in which its principal insurance subsidiary, Provident Indemnity Life Insurance Company ("PILIC"), a Pennsylvania stock life insurance company, is licensed. Effective as of March 29, 1996, PILIC acquired all of the issued and outstanding stock of Union Benefit Life Insurance Company, a Pennsylvania stock life insurance company ("UBLIC"). Effective July 5, 1996, UBLIC changed its name to Provident American Life & Health Insurance Company ("PALHIC"). The Company's business activities are conducted by PILIC, Montgomery Management Corporation ("Montgomery"), a Pennsylvania corporation which conducts business as a life and health insurance agency and managing general underwriter, PAMCO Realty Co., Inc. ("PAMCO Realty"), a Delaware corporation which owns certain real property, and Passages Advance Planning Agency, Inc., a Pennsylvania corporation which contracts with licensees and trains and manages insurance agents engaged in the sale of final expense and pre-need life insurance policies, all of which are wholly owned by the Company, except that PALHIC, PAMCO Realty and Montgomery are wholly owned by PILIC.

         PILIC markets and underwrites group life and accident and health coverage as well as individual life insurance policies through captive agents and independent agents and brokers. PILIC's major line of combined group life and health business is written through several discretionary group trusts and association groups. Employers may select benefit packages consisting of life insurance, including dependent life, accidental death and dismemberment, and combinations of comprehensive major medical, weekly income, diagnostic lab and x-ray, maternity, home health care, hospice care, accident, prescription drug, dental and vision care benefits. Long-term disability and deposit product lines include: whole life, single premium whole life, limited payment whole life and annuities, and waiver of premium, accelerated death benefits, premium/retirement deposit fund riders and accidental death and dismemberment riders.

         PILIC is licensed to transact life insurance and accident and health insurance business in the following 27 jurisdictions: Alabama, Alaska, Arizona, Colorado, Delaware, Florida, Georgia, Indiana, Kentucky, Louisiana, Maryland, Mississippi, Missouri, Montana, Nebraska, Nevada, New Mexico, Ohio, Oklahoma, Pennsylvania, South Carolina, Texas, Utah, Virginia, West Virginia, the District of Columbia and the Virgin Islands. In addition, PILIC writes life insurance in 20 additional jurisdictions pursuant to one or more reinsurance agreements.

         PALHIC is currently licensed to sell life and accident and health insurance in 40 jurisdictions. PALHIC has received approval of its business plan from the Pennsylvania Insurance Department and is preparing to transact life and health insurance business in various states in which it is licensed.

         The Company's principal executive offices are located at 2500 DeKalb Pike, Norristown, Pennsylvania 19404 and its telephone number is (610) 279-2500.

                               SELLING STOCKHOLDER

         The shares of the Company's Common Stock covered by this Prospectus (the "Shares") are, or may be, offered by the Selling Stockholder, Michael V. Warhurst. Except as described below, the Selling Stockholder is not currently, nor has been an officer, director or employee of the Company nor has had a material relationship with the Company in the three years immediately preceding the date of this Prospectus.

         Mr. Warhurst served as a director of the Company from 1994 until he resigned from such position as of June 1, 1996. In addition, Mr. Warhurst is the President of Passages International Marketing Group, Inc. and Warhurst Group, Inc. (the "Warhurst Agencies") which are independent marketing agencies that engaged in the sale of certain types of life insurance policies for the Company. Pursuant to a letter agreement dated September 24, 1996 between the Company and Mr. Warhurst, Mr. Warhurst agreed to cause the Warhurst Agencies to permanently cease doing business and to cease submitting any additional business to the Company after October 31, 1996.

         The following table sets forth the number of shares of the Company's Common Stock owned by the Selling Stockholder prior to the offering made under this Prospectus, the number of shares to be offered for the account of the Selling Stockholder and the number of shares and percentage of the outstanding shares of the Company's Common Stock to be beneficially owned by the Selling Stockholder upon the sale of the Shares:

                                                                                        Common Stock To Be
                                                                                       Beneficially Owned If
                                      Common Stock                                      All Shares That May
                                   Beneficially Owned                                  Be Offered Hereunder
                                    On October 1, 1996                                       Are Sold
                                --------------------------                           -------------------------
                                               Percentage         Shares That                        Percentage
                                                   of                May Be                              of
                                 Number of     Outstanding           Offered           Number of     Outstanding
Name                              Shares           Shares          Hereunder            Shares          Shares
------                           ----------    ------------       -----------        ----------      ----------

Michael V. Warhurst              131,267(1)       1.35%               121,267           10,000           *

-------------------
* Less than one percent.

(1) Of this total, 10,000 of these shares are owned jointly by Mr. Warhurst and his wife, Ozella M. Warhurst.


                              PLAN OF DISTRIBUTION


         The Company has been advised that the distribution of the Shares by the Selling Stockholder or by pledgees, donees or transferees of or other successors in interest to the Selling Stockholder, may be effected from time to time in one or more transactions (which may involve block transactions) on the Nasdaq National Market System or such other exchange or market in which the Common Stock may from time to time be trading, in negotiated transactions or in a combination of any such transactions. The identity of such pledgees, donees, or transferees of or other successors in interest to the Selling Stockholder will be disclosed in a supplement to this prospectus. Such transactions may be effected by the Selling Stockholder at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholder may effect such transactions by selling Shares to or through broker-dealers, including purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus. Such broker-dealers may receive compensation in the form of discounts or commissions from the Selling Stockholder and may receive commissions from the purchasers of Shares for whom such broker-dealers may act as agents (which discounts or commissions from the Selling Stockholder or such purchasers, if in excess of those customary for the types of transactions involved, will be disclosed in a supplement to this prospectus). The Selling Stockholder, any broker or dealer selling Shares for the Selling Stockholder or purchasing such Shares from the Selling Stockholder for purposes of resale may be deemed to be an "underwriter" under the Securities Act, and any compensation received by any such broker or dealer may be deemed underwriting discounts and commissions under the Exchange Act.


                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Shares offered hereunder by the Selling Stockholder.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed with the Commission are incorporated by reference herein:

         (a) Annual Report on Form 10-K for the year ended December 31, 1995, filed by the Company pursuant to Section 13(a) of the Exchange Act.

         (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, filed by the Company pursuant to
Section 13(a) of the Exchange Act.

         (c) Current Reports on Form 8-K dated April 18, 1996 and May 20, 1996, filed by the Company pursuant to Section 13(a) of the Exchange Act.

         (d) The description of the Company's Common Stock set forth in the Company's Form S-1 Registration Statement No. 33-5884.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of the offering of the Shares covered by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  LEGAL MATTERS

         The validity of the issuance of the Shares offered hereby has been passed upon for the Company by Duane, Morris & Heckscher, Philadelphia, Pennsylvania.

                                     EXPERTS

         The consolidated financial statements and financial statement schedules of the Company at December 31, 1995 and 1994, and for each of the three years then ended, incorporated by reference into this Prospectus, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in its report thereon, which report is also incorporated by reference herein, and are included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

Registration fee.....................................................  $   510
Legal fees and expenses..............................................  $ 5,000
Accountants' fees and expenses.......................................  $ 5,000
Miscellaneous........................................................  $   490
                                                                       --------
         Total.......................................................  $11,000
                                                                       ========
---------------
*  Estimated

         The Selling Stockholder will bear all of the foregoing expenses.


Item 15.  Indemnification of Directors and Officers.

         As permitted by the provisions for indemnification of directors and officers in the Pennsylvania Business Corporation Law (the "BCL"), which applies to the Company, the Company's Bylaws provide for indemnification of directors and officers for all expense, liability and loss (including without limitation attorneys' fees, judgments, fines, taxes, penalties and amounts paid in settlement) reasonably incurred or suffered by such person in any threatened, pending or completed action, suit or proceeding (including without limitation an action, suit or proceeding by or in the right of the Company), whether civil, criminal, administrative, investigative or through arbitration, unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The right to indemnification provided in the Company's Bylaws includes the right to have the expenses incurred by such person in defending any proceeding paid by the Company in advance of the final disposition of the proceeding to the fullest extent permitted by Pennsylvania law; provided that, if Pennsylvania law continues so to require, the payment of such expenses incurred by such person in advance of the final disposition of a proceeding may be made only upon delivery to the Company of an undertaking, by or on behalf of such person, to repay all amounts so advanced without interest if it is ultimately determined that such person is not entitled to be indemnified under the Company's Bylaws or otherwise. Indemnification under such provisions continues as to a person who has ceased to be a director or officer of the Company and inures to the benefit of his or her heirs, executors and administrators. The Bylaws of the Company also avail directors of the Pennsylvania law limiting directors' liability for monetary damages for any action taken or any failure to take any action to those cases where they have breached their fiduciary duty under the BCL and such breach constitutes self-dealing, willful misconduct or recklessness, provided, however, that this limitation does not apply to the responsibilities or liabilities of a director pursuant to any criminal statute, or to the liabilities of a director for payment of taxes pursuant to local, Pennsylvania or federal law.

Item 16.  Exhibits.

   4.1 Specimen Certificate of Common Stock of the Company (incorporated herein by reference to Exhibit No. (4)(A) filed under the Company's Form S-1 Registration Statement No. 33-5884).

   4.2 Articles of Incorporation of the Company, as amended (incorporated herein by reference to Exhibit (3)(A) filed under the Company's Form 10 Registration Statement No. 0-13591 and to Exhibit (C)(2) to the Company's Form 8-K Report dated December 29, 1989).

   4.3       Bylaws of the Company (incorporated herein by reference to Exhibit
             (3)(B) filed under the Company's Form 10 Registration Statement No. 0-13591).

   5.1       Opinion of Duane, Morris & Heckscher.

  23.1 Consent of Duane, Morris & Heckscher (included in their opinion filed as Exhibit 5.1).

  23.2       Consent of Coopers & Lybrand L.L.P.

Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (a) to file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution;

         (b) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment is a new registration statement of the securities offered, and the offering of the securities at that time to be deemed the initial bona fide offering thereof; and

         (c) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Norristown, Pennsylvania on October 30, 1996.

                                    PROVIDENT AMERICAN CORPORATION

                                    By:/s/ Alvin H. Clemens
                                       -----------------------------------------
                                       Alvin H. Clemens,
                                       Chairman of the Board and
                                       Chief Executive Officer

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Alvin H. Clemens and Anthony R. Verdi and each or any of them, as his or her true attorneys-in-fact and agents, with full power of substitution, for him or her, and in his or her name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                Title                          Date
     ---------                -----                          ----

/s/ Alvin H. Clemens           Chief Executive Officer     October 30, 1996
---------------------------    and Chairman of the Board
Alvin H. Clemens

/s/ James O. Bowles            President                   October 30, 1996
---------------------------
James O. Bowles

/s/ Anthony R. Verdi           Chief Financial Officer     October 30, 1996
---------------------------
Anthony R. Verdi

/s/ Francis L. Gillan, III     Controller                  December 12, 1996
---------------------------
Francis L. Gillan, III

/s/ Michael F. Beausang, Jr.   General Counsel, Secretary  October 30, 1996
----------------------------   and Director
Michael F. Beausang, Jr.

/s/ Valerie C. Clemens         Director                    October 30, 1996
-----------------------------
Valerie C. Clemens

/s/ Harold M. Davis            Director                    October 30, 1996
------------------------------
Harold M. Davis


/s/ John T. Gillin             Director                    October 30, 1996
------------------------------
John T. Gillin

/s/ Henry G. Hager              Director                   October 30, 1996
------------------------------
Henry G. Hager

/s/ George W. Karr, Jr.        Director                    October 30, 1996
------------------------------
George W. Karr, Jr.


/s/ P. Glenn Moyer              Director                   October 30, 1996
------------------------------
P. Glenn Moyer

                                  EXHIBIT INDEX

                    (Pursuant to Item 601 of Regulation S-K)


 Exhibit No.         Exhibit                                                                Page

     4.1        Specimen Certificate of Common Stock of the Company (incorporated herein by reference to Exhibit No. (4)(A) filed under the Company's Form S-1
                Registration Statement No. 33-5884).

     4.2        Articles of Incorporation of the Company, as amended
                (incorporated herein by reference to Exhibit (3)(A) filed under the Company's Form 10 Registration Statement No. 0-13591 and to
                Exhibit (C)(2) to the Company's Form 8-K Report dated December
                29, 1989).

     4.3        Bylaws of the Company (incorporated herein by reference to Exhibit (3)(B)
                filed under the Company's Form 10 Registration Statement No. 0-13591).

     5.1        Opinion of Duane, Morris & Heckscher.

    23.1        Consent of Duane, Morris & Heckscher (included in their opinion filed as
                Exhibit 5.1).

    23.2        Consent of Coopers & Lybrand L.L.P.